Exhibit 99.1

For Immediate Release	Contact: Ann Storberg, Investor Relations (517) 324-6629
AMERICAN PHYSICIANS CAPITAL, INC. TO DISCONTINUE QUARTERLY CASH
DIVIDEND AND SHARE REPURCHASE PROGRAM
East Lansing, Mich. (July 9, 2010) — American Physicians Capital, Inc. (APCapital) (NASDAQ:ACAP) announced yesterday in a press release that it has entered into a definitive agreement pursuant to which The Doctors Company will acquire APCapital for $41.50 per share in cash. The press release and the definitive merger agreement were filed with the U. S. Securities and Exchange Commission as exhibits to APCapital’s Form 8-K. The terms of the merger agreement prohibit APCapital from paying dividends or repurchasing its shares without the prior consent of The Doctors Company. APCapital currently does not intend to seek permission to pay any further cash dividends to its shareholders or to continue its share repurchase program.
About American Physicians Capital Inc.
American Physicians Capital, Inc. is a regional provider of medical professional liability insurance focused primarily in the Midwest and New Mexico markets through American Physicians Assurance Corporation and its other subsidiaries. Further information about the companies is available on the Internet at http://www.apcapital.com.
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